                                                                     EXHIBIT (m)

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SVUL ILLUSTRATION SAMPLE CALCULATION

     Illustrated contract owner:

     Male Issue Age 55 Preferred Risk Class, Female
Issue Age 50 Preferred Risk Class, $15,000 Annual Premium, 100% Allocated to the Separate Account, Face Amount 1,000,000, Death Benefit Option 1, non-Qualified plan. No policy loans or partial withdrawals have been assumed.

Current Cost of Insurance Rates and Charges, Hypothetical Gross Annual Investment Return = 10.00%, Assumed Asset Charge = 0.79%.

POLICY VALUE
------------

Policy Value = [Beginning Policy Value + Net Premium - Monthly Deduction] x Net Investment Factor

Derivation of Annual Separate Account Rate of Return from Gross Rate of Return

     Net Separate Account Rate of Return = 9.13% =
     [(1 + Gross Separate Account Rate of Return) /\ (1/365) - (Assumed Asset Charge*/365)] /\ 365 - 1
     [(1 + 10.00%) /\ (1/365) - (0.79% / 365)] /\ 365 - 1

     where /\ signifies "to the power of"

     *Asset charges vary by investment division: Actual Asset Charges deducted from Gross Rate of Return will vary with the contract owner's allocation of premium and policy value between the available investment divisions and the fixed account. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

How the Periodic Deduction for Cost of Insurance and Other Contract Charges are made

Net Premium = Gross Premium - [ Sales Expense Charge + State Premium Tax Charge + Federal Tax Charge ]

     In Policy Years 1 through 10, the Sales Expense Charge equals 8% of the Gross Premium that is below the Target Premium and 4% of the Gross Premium that is above the Target Premium.

     In Policy Years 11 and later, the Sales Expense Charge equals 4% of the Gross Premium that is below the Target Premium and 0% of the Gross Premium that is above the Target Premium.

     In all policy years, the State Premium Tax Charge is 2% and the Federal Tax Charge is 1.25%.

Monthly Deduction = COI Deduction + M&E Charge + Contract Charge + Charge Per $1,000 of Face Amount

     For example, on the fourth policy anniversary (at the beginning of the fifth policy year) for a Male, Preferred, Issue Age 55, and Female, Preferred, Issue Age 50:

     Target Premium = $12,662
     Net Premium = $15,000 - [($12,662) x (0.1125) + ($15,000-$12,662) x
     (0.0725)] = $13,406.02

            COI Deduction = (Death Benefit / 1.0032737 - Policy Value) x Monthly COI Rate
                  The current Monthly COI Rate is 0.00001250
                  Policy Value = Policy Value, end of year 4 + Net Premium Received = $62,201.48 + $13,406.02 = $75,607.50

                  Death Benefit = Face Amount =$1,000,000

                  COI Deduction = ($1,000,000/1.0032737 - $75,607.50)
                  x (0.00001250) = $11.51

          M&E Charge = (0.000583) x (Policy Value allocated to the Separate Account)
                  Policy Value = Policy Value, end of year 4 + Net Premium
                  Received =    $62,201.48 + $13,406.02 = $75,607.50

                  M&E Charge = (0.000583) x $75,607.50 = $44.10


          Contract Charge = Currently, $10.00 per month ($12.00 per month guaranteed maximum)

          Charge Per $1,000 of Face Amount = (0) x (Face Amount / 1,000) = $0.00


           The Monthly Deduction, year 5 month 1 = $11.51 + $44.10 + $10.00 + $0.00 = $65.61

Net Investment Factor

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

          (1) Is the sum of:

              o The net asset value of a fund share held in the Separate Account for that Investment Division determined at the end of the current valuation period, plus

              o The per share amount of any dividends or capital gain distributions made by the fund for shares held in the Separate Account for that Investment Division if the ex-dividend date occurs during the valuation period.

          (2) Is the net asset value of a fund share held in the Separate Account for that Investment Division determined as of the end of the immediately preceding valuation period.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.13% net annual effective rate of return:

         Monthly Net Investment Factor (Hypothetical) = (1 + 9.13%) /\ (1/12)

     For the end of month 1, Policy year 5:
     Net Investment Factor = (1.0913) /\ (1/12)  = 1.0073074

     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                                                                      Monthly
           Beginning              Value                                   Value         Net
Policy      Policy       Net      After      COI     M&E     Monthly      After     Investment
Month       Value      Premium   Premium    Charge  Charge  Deduction   Deduction     Factor
------     ---------   -------   -------    ------  ------  ---------   ---------   ----------

  1        62,201.48  13,406.02  75,607.50  11.51   44.10    65.61      75,541.89   1.0073074
  2        76,093.90       0.00  76,093.90  11.51   44.39    65.90      76,028.00   1.0073074
  3        76,583.56       0.00  76,583.56  11.50   44.67    66.17      76,517.39   1.0073074
  4        77,076.53       0.00  77,076.53  11.50   44.96    66.46      77,010.07   1.0073074
  5        77,572.81       0.00  77,572.81  11.49   45.25    66.74      77,506.07   1.0073074
  6        78,072.44       0.00  78,072.44  11.48   45.54    67.02      78,005.42   1.0073074
  7        78,575.43       0.00  78,575.43  11.48   45.84    67.32      78,508.11   1.0073074
  8        79,081.80       0.00  79,081.80  11.47   46.13    67.60      79,014.20   1.0073074
  9        79,591.59       0.00  79,591.59  11.46   46.43    67.89      79,523.70   1.0073074
 10        80,104.81       0.00  80,104.81  11.46   46.73    68.19      80,036.62   1.0073074
 11        80,621.48       0.00  80,621.48  11.45   47.03    68.48      80,553.00   1.0073074
 12        81,141.63       0.00  81,141.63  11.44   47.33    68.77      81,072.86   1.0073074


SURRENDER VALUE
---------------

     Surrender Charges are calculated as:
     (Surrender Charge Percentage) x (Target Premium)

     The Surrender Charge Percentage for a Male Preferred, Issue Age 55, Female Preferred, Issue Age 50, Policy Year 5 is 20%.
     The Target Premium for a Male Preferred, Issue Age 55, Female Preferred, Issue Age 50, is $12,662

     Surrender Charge, Policy Year 5 = 20% x 12,662 = $2,532.40

     Surrender Value = Policy Value - Surrender Charge
     Surrender Value, End of Year 5 = $81,665.29 - $2,532.40 = $79,132.89


DEATH BENEFITS
--------------

     For death benefit Option 1, the death benefit equals the greater of:
        o     The face amount on the date of death, or
        o The percentage of the policy value shown in the Compliance with Federal Laws Provision.

     For a Male Preferred, Issue Age 55, Female Preferred, Issue Age 50, when the younger insured reaches attained age 54, the percentage of the policy value in the Compliance with Federal Laws Provision is 294% Death Benefit, end of year 5 = the greater of
        o     Face Amount = $1,000,000, or
        o     294% x Policy Value, end of year 5 = 2.94 x 81,665.29 = 240,095.95
     Death Benefit, end of year 5 = $1,000,000


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS
----------------------------------------------

Monthly Deduction
    o     Monthly COI rates vary by attained age


Surrender Value
    o     Surrender Charge Percentage varies by Policy Year.
    o     Surrender Charge Percentage is zero in years 16 and later

     o Surrender Charge Percentages for the illustrated policyholder in other contract years follow the schedule below:


                                           Surrender Charge
                        Policy Year           Percentage
                             1                          20%
                             2                          20%
                             3                          20%
                             4                          20%
                             5                          20%
                             6                          20%
                             7                          18%
                             8                          16%
                             9                          14%
                            10                          12%
                            11                          10%
                            12                           8%
                            13                           6%
                            14                           4%
                            15                           2%
                            16+                          0%


Death Benefits

     o Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.